EXHIBIT 99.2

SmallCellSite.com, LLC

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements of SmallCellSite.com, LLC

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of SmallCellSite.com, LLC

I. Opinion on the Financial Statements

We have audited the accompanying balance sheets of SmallCellSite.com, LLC (the Company) as of December 31, 2020 and 2019, and the related statements of operations and members’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

II. Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe our audits provide a reasonable basis for our opinion.

III. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered net losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC

We have served as the Company’s auditor since 2021

Houston, TX

February 26, 2021

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SmallCellSite.com, LLC

BALANCE SHEETS

	December 31,
	2020	2019

ASSETS

Current assets:
Cash	$55,070	$76,471

Total assets	$55,070	$76,471

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities:
Accounts payable	$12,501	$5,163

Total liabilities	12,501	5,163

Commitments and contingencies

Members’ equity	42,569	71,308

Total liabilities and members’ equity	$55,070	$76,471

See accompanying notes to financial statements

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SmallCellSite.com, LLC

STATEMENTS OF OPERATIONS AND MEMBERS’ EQUITY

	Years Ended December 31,
	2020	2019

Revenues:	$23,221	$24,072

Operating costs and expenses:
Selling, general and administrative expenses	51,960	6,275

Net income (loss)	(28,739)	17,797

Members’ equity, beginning of the year	71,308	53,511

Members’ equity, end of the year	$42,569	$71,308

See accompanying notes to financial statements

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SmallCellSite.com, LLC

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(28,739)	$17,797
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Decrease in accounts receivable	-	663
Increase (decrease) in accounts payable	7,338	1,572
Decrease in deferred revenue	-	(4,225)

Net cash provided by (used in) operating activities:	(21,401)	15,807

Cash flows from investing activities:	-	-

Cash flows from financing activities:	-	-

Net increase (decrease) in cash	(21,401)	15,807
Cash at the beginning of the year	76,471	60,664

Cash at the end of the year	$55,070	$76,471

Supplemental disclosure:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

See accompanying notes to financial statements

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SmallCellSite.com, LLC

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

NOTE 1 – THE COMPANY AND NATURE OF BUSINESS

SmallCellSite.com LLC (the “Company”) was incorporated as a limited liability company in the state of Virginia on October 26, 2016. The Company is owned and managed by two members.

The Company acts as an intermediary to facilitate a platform where property owners market billboards to wireless telephone carriers for placement of wireless communications network equipment. Contracts have been signed between the Company, the property owner, and the wireless telephone operator. Monthly revenues are received by the Company from the wireless carriers, with the Company paying the property owners a percentage of revenues ranging from 70% to 85%. The Company is a source of more than 80,000 cell sites offered by property owners for use by wireless network operators.

Effective January 7, 2021, the Company sold its assets to SmallCellSite, Inc., a wholly owned subsidiary of Digital Locations, Inc., a public company. See Note 4.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements and related disclosures in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) requires the Company’s management to make judgments, assumptions and estimates that affect the amounts reported in its financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates and these differences may be material.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents. The Company places its cash and cash equivalents with large commercial banks. The Federal Deposit Insurance Corporation (“FDIC”) insures these balances, up to $250,000. All of the Company’s cash balances at December 31, 2020 and 2019 were insured. As of December 31, 2020 and 2019, there were no cash equivalents.

Revenue Recognition

The Company records revenues in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, as amended. This standard provides a single comprehensive model to be used in the accounting for revenue arising from contracts with customers and supersedes prior revenue recognition guidance, including industry-specific guidance. The standard’s stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, ASC 606 includes provisions within a five-step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when, or as, an entity satisfies a performance obligation.

The Company acts as an intermediary or agent to facilitate a platform where property owners market billboards and other commercial properties to wireless telephone carriers for placement of wireless communications network equipment. Contracts have been signed between the Company, the property owner, and the wireless telephone operator. Monthly payments are received by the Company from the wireless carriers, with the Company paying the property owner a percentage of revenues ranging from 70% to 85%. The net amount is retained by the Company as consideration for its intermediary services and recorded as revenues in the accompanying statements of operations.

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Lease Accounting

Pursuant to the underlying contracts, the Company does not own the property and equipment which is leased by the cell phone carriers but acts as an intermediary or agent between the property owner and the cell phone carriers. Therefore, in accordance with ASC 840 and 842, Leases, the Company records revenues net of amounts received from cell phone carriers and payments made to property owners.

Concentrations of Credit Risk, Major Customers and Major Vendors

During the years ended December 31, 2020 and 2019, the Company received payments from two cell phone carriers, with one carrier representing substantially all payments.

During the years ended December 31, 2020 and 2019, the Company had one landlord receiving all Company payments for lease of billboard site locations.

Income Taxes

The Company was incorporated as a limited liability company. The Company, therefore, is not subject to income taxes because its income is taxed directly to its members.

Recent Accounting Pronouncements

The Company does not believe any recently issued accounting pronouncements has had or will have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN UNCERTAINTY

The Company was recently formed and has limited operating history. Effective January 7, 2021, the Company sold its assets to SmallCellSite, Inc., a wholly owned subsidiary of Digital Locations, Inc., a public company. The uncertainties surrounding the successful implementation of the asset purchase, including obtaining sufficient financing moving forward, and the Company’s ability to successfully execute its current business plan, raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The ability of the Company to reach a successful level of operations is dependent on the execution of management’s plans, which include the raising of capital through the debt and/or equity markets, until such time that funds provided by operations are sufficient to fund working capital requirements. If the Company were not to continue as a going concern, it would likely not be able to realize its assets at values comparable to the carrying value or the fair value estimates reflected in the balances set out in the preparation of the financial statements.

There can be no assurances that the Company will be successful in attaining a profitable level of operations or in generating additional cash from the equity/debt markets or other sources fund its operations. The financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary. Should the Company not be successful in its business plan or in obtaining the necessary financing to fund its operations, the Company would need to curtail certain or all operational activities and/or contemplate the sale of its assets, if necessary.

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NOTE 4 – SUBSEQUENT EVENTS

Asset Purchase Agreement

On January 7, 2021, Digital Locations, Inc. (“Digital Locations”), a public company, the Company and SmallCellSite, Inc. (“SCS”), a newly formed Nevada corporation and wholly owned subsidiary of Digital Locations entered into an asset purchase agreement (“APA”) to acquire substantially all of the assets of the Company’s wireless communications marketing and database services business in consideration for a total purchase price of $10,000 in cash and a 5-year convertible promissory note in the amount of $1,000,000 made in favor of the Company or its assignees (the “Note”).

Pursuant to the APA, the Company instructed Digital Locations to assign the Note equally to the Company’s two members (the “Noteholders) (the “Assigned Notes”).

At any time after December 31, 2021, each month, each holder of the Assigned Notes may convert the principal amount of the Assigned Note into a number of shares of Digital Locations’ common stock not exceeding five percent (5%) of the total trade volume of Digital Locations’ common stock publicly reported for the previous calendar month at a conversion price of $0.013 per share. The Note also imposes an overall limitation on the number of conversions to common stock that each of the Noteholders may affect such that it prohibits a Noteholder from beneficially owning more than 4.99% of the total issued and outstanding common stock of Digital Locations at any time that the Note is outstanding.

The asset purchase and sale of assets closed on January 7, 2021.

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